Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 and Amendment No. 1 to Form S-4 of our report dated March 10, 2022, relating to the financial statements and financial statement schedules of Conifer Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
June 14, 2023